Exhibit 99.3

May 21, 2010

PERSONAL AND CONFIDENTIAL

Mr. Warren D. Barratt

[Home address per Company records]

Dear Warren:

LECG, LLC, a California limited liability company (the “Company”), would be very pleased to have you accept the Company’s offer of a senior management role as Executive Vice President, Chief Financial Officer and Assistant Secretary of LECG and its holding company parent, LECG Corporation, a Delaware corporation. Should you accept this offer of employment, you will continue in your current position as Senior Manager through August 15, 2010 until your appointment as Chief Financial Officer on August 16, 2010. This letter agreement (“Agreement”) sets forth the terms of your employment relationship with the Company, as well as some of the Company’s policies associated with your work at the Company.

Duties and Scope of Employment

For the term of your employment, the Company agrees to continue to employ you on a full-time basis in a senior management role and, commencing August 16, 2010, in the position of Chief Financial Officer or in such other similar position as the Company subsequently may assign to you. You will also hold positions with LECG Corporation and the Company’s foreign and domestic subsidiaries, as appropriate from time to time. You will report to the Company’s Chief Executive Officer.

Your office will be in Devon, Pennsylvania.

During the term of your employment, (i) you will devote your full business efforts, time and attention to the affairs of the Company, (ii) you will not engage in any other employment, consulting or other business activity that would create a conflict of interest with the Company, (iii) you will not assist any person or entity in competing with the Company or in preparing to compete with the Company, and (iv) you will comply with the Company’s policies and procedures, as they may be in effect from time to time.

By entering into this Agreement, you represent and warrant to the Company that you are under no obligations or commitments, contractual or otherwise, that are inconsistent with your obligations under this letter.

Upon acceptance of this offer of employment, you will continue your work as Senior Manager on the Project Pinnacle Team, and you will be actively involved in general aspects of the Company’s management. Commencing August 16, 2010, you will also be responsible for managing all aspects of the finance and accounting  operations of the Company, and its various subsidiaries and affiliates, and you will work with the Company’s other executive officers to ensure the proper operation and integrity of the Company’s financial affairs. You will sign the Company’s legal documents as Chief Financial Officer as of August 16, 2010.

Cash and Incentive Compensation

The Company will pay you as compensation for your services a base salary effective June 1, 2010 at a gross annual rate of not less than Two Hundred Seventy-Five Thousand Dollars ($275,000). Such salary will be payable in accordance with the Company’s standard payroll procedures. This annual compensation, together with any increases in such compensation that the Compensation Committee of the Board of Directors of LECG Corporation (the “Committee”) may grant from time to time, is referred to in this Agreement as “Base Salary.”

The Committee approves all bonus arrangements for executive officers of the Company. You will be eligible for an annual discretionary bonus to be awarded by the Committee in their sole discretion based on objective and subjective criteria established by the Committee. Discretionary bonuses will be comprised of two components: (i) cash and (ii) equity.  The target for the cash component of the incentive bonus will be 35% to 50% of your Base Salary.  The target for the equity component will be an annual equity grant of between 25,000 and 50,000 restricted stock units (RSU’s). The determination of the Committee with respect to any such discretionary bonus will be final and binding. You will not be eligible for any such annual bonus if you are not employed by the Company on both December 31st of the year in which such bonus pertains and the date when such bonus is payable; provided, however, that if you are subject to an Involuntary Termination (as defined below) after any December 31st but prior to a bonus payment date, then you will be entitled to any bonus that the Committee determines was earned by you as of such payment date.

The Company will deduct or withhold from any amounts owed to you any federal, state, provincial, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to your compensation or other payments from the Company or your ownership interest in the Company, including, but not limited to, wages, bonuses, dividends, the receipt of stock options, and/or the receipt or vesting of restricted stock.

You will be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with your duties as Chief Financial Officer. The Company will reimburse you for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s policies.

The Company will provide you with office space and appropriate furniture and equipment. The Company will provide its standard computer and communications equipment which will include either a desktop computer or a laptop computer and docking station as well as a blackberry or mobile phone. During the term of this Agreement, the Company, at its expense, shall provide you with the necessary administrative support staff and resources to perform your duties under this Agreement.

Benefits

You will be entitled to participate in the employee benefits afforded to all of the Company’s employees, subject to applicable requirements. In addition, you will be entitled to participate in incentive and other benefit programs made available to, or created for the benefit of, the senior executive officers of the Company as a group. Each of these benefits and programs is subject to revision from time to time, with respect to the benefit level, or even whether a particular benefit continues to be offered. To the extent you elect to participate in these benefits and programs, you will be subject to the same revisions and changes to such benefits and programs as other employees.

We offer a comprehensive employee benefits package.  The package includes, among other benefits, healthcare coverage, life insurance, 25 days of Paid Time Off (PTO), a pre-tax flexible spending account, and a Section 401(k) savings plan.

You may elect to receive Company group health insurance, vision, dental, and prescription drug coverage. You can purchase additional dependent coverage through the plan. Currently, the Company’s employees pay a portion of the costs of certain insurance benefits for themselves and their families (including, a life and accidental death and dismemberment insurance policy, and a long-term disability plan), and the amounts paid by the employees (via payroll deduction) may vary over time due to changes in these costs and availability of coverage. You will be subject to the same requirements to pay a portion of these costs as other employees. Supplement life insurance is also available at your own expense. Your health benefits coverage will begin the first day of the full month following your hire date, provided you enroll within 30 days of your hire date. Delay in completing the enrollment forms could delay entry into the plans until the next open enrollment period. Open enrollment periods are held once per year.

Term of Employment

Your employment with the Company is “at will,” meaning that it is based on the mutual consent of you and the Company, and either you or the Company is entitled to terminate your employment and this Agreement at any time, with our without “Cause” (as defined below.) If you decide to voluntarily terminate your employment with the Company, you agree that you will provide the Company with thirty (30) days prior written notice addressed to the Chief Executive Officer of the Company. Your employment will terminate automatically in the event of your death.

Severance Benefits

Except as expressly provided below following an Involuntary Termination, upon termination of your employment, you will only be entitled to the Base Salary, bonus, benefits and expense reimbursements that you have earned under the Agreement up to the date of termination. The payments under this Agreement will fully discharge all responsibilities of the Company to you.

In the event of Involuntary Termination without Cause, you will be eligible to receive any accrued obligations, including base salary earned through the date of termination of employment, plus accrued but unused PTO benefits. In addition, you will be eligible to receive Severance Benefits consisting of a Severance Payment plus payment of the premiums for insurance coverage under COBRA (as defined below), contingent upon signing and not revoking a general release of known and unknown claims.

LECG will pay you a Severance Payment equal to one-half (1/2) of your annual Base Salary. The Severance payment will be paid in equal installments during the six (6) month period beginning on the Termination Date and at such times as base salary is customarily paid to the Company’s employees, but you will not be considered to be paid on the Company’s employee payroll for such period; provided, however, that no installment shall be paid prior to the first payroll coincident with or next following the fifty-fifth (55th) day after the Termination Date (or the first business day thereafter) and any installment that would have been paid during such fifty-five (55) day period shall be paid with the first installment paid to you; provided, further, that if you die while any portion of the Severance Payment is still payable to you hereunder, any unpaid portion of the Severance Payment shall be paid, not later than the thirtieth (30th) day following your death (or the first business day thereafter), to your estate, in a lump sum in cash equal to the remaining portion of the Severance Payment.  The Company shall withhold from each installment of the Severance Payment such amounts as may be required by law.

In the event that you (or any of your qualified beneficiaries) make a timely election to continue to participate in the Company’s group health plans (medical, dental, and vision) pursuant to 29 U.S.C. §§ 1161-1169 (“COBRA”), the Company will pay the premium for such coverage (which premium payment shall be taxable to you if the Company’s group health plans are self-insured) starting on the Termination Date and ending on the earliest of (A) the date that is six months after the Termination Date, or (B) the date on which you are  no longer eligible to continue to participate under COBRA.  For purposes of the foregoing, the usual limitations of COBRA shall apply and the Company’s payment of the COBRA premium(s) shall not extend the continuation period, which begins on the Termination Date.

Notwithstanding anything to the contrary noted above, it will be a condition to your right to receive the Severance Benefits that you sign, deliver to the Company and not revoke a release of claims in substantially the form attached hereto as Exhibit A.  If you revoke the release of claims, you will not be entitled to receive any Severance Benefits and you will be required to refund to the Company any Severance Benefits previously paid to you or paid on your behalf.

For purposes of this Agreement, “Cause” shall be determined by the Board of Directors of LECG Corporation in its sole discretion and shall mean (A) your commission of a felony or a crime involving moral turpitude or the commission of any other act of omission involving dishonesty or fraud with respect to the Company or any affiliate thereof or involving harassment of or discrimination against any employees of the Company or any affiliate thereof; (B) your misappropriation of funds or assets of the Company or any affiliate thereof for personal use; (C) your continued substantial and repeated neglect of your duties 30 days after receipt of written notice from the Chief Executive Officer describing such neglect; (D) your gross negligence or willful misconduct in the performance of your duties after written notice from the Chief Executive Officer, and such failure has not been cured within 10 days after you receive notice thereof; (E) you have engaged in conduct constituting a material violation of the Company’s Code of Business Conduct and Ethics, as determined by the Company’s Board of Directors.

Confidential Information, Non-Solicitation and Inventions

You agree to abide by the terms of the Confidential Information, Non-Solicitation and Inventions Agreement included as Attachment A to this agreement.

Additional Provisions

Notices

Any notice provided for in this Agreement must be in writing and must be either personally delivered, or sent by reputable overnight courier services (charges prepaid) to the recipient at the following address:

If to the Company:

LECG, LLC

80 Lancaster Ave

Devon, PA 19333

Attention: Chief Executive Officer

If to you:

Warren D. Barratt

[Home address per Company records]

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered personally or one day after deposit with a reputable overnight courier service.

Severability

Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Entire Agreement

This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Counterpart; Facsimile Signatures

This Agreement may be executed in multiple counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement may be executed by delivery of an original executed counterpart signature page by facsimile transmission.

Successors and Assigns

Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company, and their respective successors and assigns; provided that the rights and obligations of the Executive under this Agreement shall not be assignable and, provided further that the rights and obligations of the Company may be assigned to any successor of the Company.

Governing Law; Dispute Resolution

All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania. Except with respect to any action seeking temporary or permanent injunctive relief taken in connection with the enforcement of the Confidentiality and Non-Solicitation provisions of this Agreement, any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement, by final and binding arbitration, and judgment upon any reward rendered by the arbitrator may be entered by any State or Federal Court having jurisdiction thereof.  Any such arbitration shall take place exclusively in the Philadelphia, Pennsylvania area. The prevailing party shall be entitled to reasonable attorneys’ fees and costs incurred in enforcing this Agreement through arbitration or otherwise and reasonable attorneys’ fees and costs incurred in appealing or enforcing any judgment entered by the arbitrator in any court having jurisdiction. The parties shall not be liable to each other for any consequential, incidental, special or punitive damages.

Amendment and Waiver

The provisions of this Agreement may be amended and/or waived only with the prior written consent of the Company and you. A waiver by any party hereto of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such party would otherwise have on any future occasion. Neither failure to exercise nor any delay in exercising on the part of any party hereto, any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

Key Man Insurance

The Company, at its discretion, may apply for and procure in its own name for its own benefit life and/or disability insurance on you in any amount or amounts considered available. You agree to cooperate in any medical or other examination, supply and information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.

Warren, all of us at the Company look forward to having you as part of our senior management team. Please sign below to indicate your acceptance of the terms contained in this letter.

Sincerely,

LECG, LLC

/s/ Tina Bussone
Tina Bussone
Executive Vice President and Head of HR and Operations

Agreed to and accepted this 21st day of May, 2010.

/s/ Warren D. Barratt
Warren D. Barratt

CONFIDENTIAL INFORMATION, NON-SOLICITATION,
AND INVENTIONS  AGREEMENT

This Confidential Information, Non-Solicitation, and Inventions Agreement (“Agreement”) is made this 21st day of May, 2010, by and between LECG, LLC, a California limited liability company,  (hereinafter “LECG”) and Warren D. Barratt, an adult individual residing at [Home address per Company records] (hereinafter “Employee”).

In consideration of the employment by LECG and/or the material promotion of Employee by LECG, and for other good and valuable consideration, LECG and Employee hereby agree as follows:

Confidential Information

1.                                      Employee acknowledges that Employee will, in the course of, or incident to, his employment by LECG, obtain from LECG or any of its subsidiaries or affiliates (collectively with LECG, “the Company”) various trade secrets and other confidential business information of the Company (all of which is referred to herein as “Confidential Information”).  “Confidential Information” shall include all information that is not known by, or generally available to, the industry at large and that concerns the business affairs of the Company, including, but not limited to: trade secrets, intellectual capital, client information, including client identity, client lists, contact persons, client needs and requirements, pricing information and formulas, and margin information, all of the foregoing relating to prospective, current and past clients; suppliers/seller information, including sources from which services were purchased, product availability, and cost information, all of the foregoing relating to prospective, current and past supplier/sellers; marketing plans and business plans; operating  procedures; data base and network design and implementation procedures and information concerning specialized business methods and techniques and financial information.  Employee further acknowledges that Employee will, in the course of, or incident to, his employment by LECG develop personal and professional relationships with the Company’s clients, business associates, and personnel.  The relationships which Employee has developed and will develop in connection with his employment with LECG are irreplaceable and extremely valuable to LECG.

2.                                      Employee acknowledges that all Confidential Information is and shall remain the exclusive property of the Company. Employee acknowledges that he is being provided access to the Confidential Information, and that such access is intended solely to enable Employee to successfully perform the duties of employment with LECG, and that the confidentiality of such Confidential Information is necessary to LECG’s ability to accomplish its objectives and compete with its competitors.

3.                                      Employee agrees that he will hold all Confidential Information in the strictest confidence, and that he will not disclose, communicate, or divulge the same to, or use the same for the direct or indirect benefit of any person or entity other than the Company.  Employee further agrees to take all reasonable precautions to protect from loss or disclosure all Confidential Information supplied to him by the Company.

4.                                      Employee agrees to return to LECG all documents, materials, computer software, supplies, calling or credit cards, keys, passes, and any other property or data, that was the property of the Company or was used in the course of Employee’s employment with LECG.  The return of such items shall be made at or before the time of termination, or if that is not possible, as soon thereafter as is possible.

Non-Solicitation/Non-Interference

5.                                      Employee covenants and agrees that, throughout Employee’s employment and for a period of twelve (12) months following the termination of Employee’s employment (the “Restricted Period”), regardless of the reason, Employee shall not, directly or indirectly, whether as an individual on Employee’s own account, or as a shareholder, owner, member, partner, joint venture, manager, director, officer, employee, consultant and/or agent of a third party:

(a)                                 Solicit any Existing Client or Prospective Clients of the Company in an attempt to obtain business of the same or similar type as the Services, or in any way interfere with the business relationships with those Existing Clients or Prospective Clients.

(b)                                 Solicit, hire or engage, or attempt to solicit, hire or engage any officer, employee or consultant of the Company.

(c)                                  Solicit or otherwise induce any officer, employee or consultant of the Company to terminate or modify their employment or engagement with the Company, or to join another business organization, person or entity.

6.                                      For purposes of this Agreement, the term “Existing Client” means one or more third parties for whose benefit or at whose direction Services were performed, during the twenty-four month period prior to the Employee’s termination of employment with LECG, by either:  (i) Employee; or (ii) an office of the Company in which such Employee practiced or over which such Employee had supervisory authority or which was located within fifty miles of the office in which Employee regularly practiced, or about which the Employee otherwise acquired Confidential Information during the course of his employment with LECG.

7.                                      For purposes of this Agreement, the term “Prospective Client” means a third party with whom the Employee, prior to his or her termination of employment with the Company, had actively participated in efforts to negotiate or proposed to provide Services to a third party at anytime or about which the Employee otherwise acquired Confidential Information during the twelve month period prior to Employee’s termination of employment with LECG.

8.                                      For purposes of this Agreement, “Services” shall mean business activities, products or services conducted or offered by the Company, that are competitive with the provision of a range of professional services including, but not limited to: expert and consulting services, expert testimony, forensic accounting, damages analysis, economic analysis, litigation support, business and advisory consulting, attested and unattested audit services, enterprise risk consulting, Sarbanes-Oxley compliance consulting, valuation advisory, other business advisory services, actuarial services, tax, accounting, information technology, compensation and benefits, human resources, business process management, strategy, general management and other expert and consulting services the Company provides.

9.                                      While Employee is employed by LECG, as well as during the Restricted Period, Employee shall not knowingly take any action that would be reasonably likely to impair the value of the business or assets of the Company including, without limiting the generality of the foregoing, any action that would be reasonably likely to interfere with contractual relationships of the Company with customers, suppliers, employees or others, or any action that would be reasonably likely to result in material harm to the reputation of the Company.  It is understood that acts taken by Employee in the good faith performance of Employee’s duties as an employee of LECG shall not provide LECG with any claim under this Section 9.

10.                               The Employee agrees that the provisions and restrictions of this Agreement are reasonable and necessary for the protection of the legitimate interests of LECG.  Employee acknowledges and agrees that: (a) the covenants contained in Sections 5 and 9 are being given to protect the goodwill, trade secrets and other confidential information of the Company; (b)  he or she is fully able to earn an adequate livelihood for himself or herself and his or her dependents in compliance with the post-employment restrictions of this Agreement; (c) due to the uncertainty and difficulty in determining the actual damages to LECG in the event Employee breached any of such covenant, remedies at law (such as monetary damages) for any breach of Employee’s obligations under such covenants would be inadequate.  Employee therefore agrees and consents that, if Employee commits any breach of a covenant under Sections 5 or 9, LECG shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to seek temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security.  With respect to any provision of Sections 5 and 9 finally determined by a court of competent jurisdiction to be unenforceable, Employee and LECG hereby agree that such court shall have jurisdiction to reform this Agreement, or any provision hereof, so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court’s determination.

11.                               In the event that Employee does not fully comply with the restrictions on activity in Sections 5 and 9 of this Agreement, it is agreed that the period of the restriction(s) shall be extended to commence with the full compliance by Employee, and to run fully thereafter, reduced only by the length of time between the cessation of Employee’s employment and the Employee’s first violation of Sections 5 or 9.

Writings and Inventions

12.                               Any and all writings, inventions, improvements, processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the course of Employee’s employment by LECG, while engaged in the performance of assigned duties and responsibilities, which reasonably relate to any business now or hereafter carried on or contemplated by LECG, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of LECG.  Employee shall make full disclosure to LECG of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in LECG.

13.          Employee shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist LECG so that LECG can prepare and present applications for copyright or Letters Patent therefore and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that LECG shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection.  Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.  Employee agrees and acknowledges that to the extent any of such techniques, developments, improvements, writings, etc. constitute or are treated by LECG as trade secrets or intellectual property, they shall constitute Confidential Information and shall be treated by Employee in the manner required by this Agreement. All rights enjoyed by LECG under this Agreement concerning return of documents and other materials, intellectual property, and Confidential Information, shall be enjoyed fully by each LECG client as to its documents and other materials, its intellectual property, and its confidential information.

Miscellaneous

14.                               This Agreement may not be modified orally, but only by written agreement signed by Employee and the CEO of LECG, making express reference to this Agreement.

15.                               The provisions of this Agreement are independent of and separable from one another, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

16.                               Neither the partial exercise, the failure to exercise, nor the delay in exercising, any right, remedy, or power or privilege under the Agreement shall operate as a waiver thereof.  No waiver shall be effective unless in writing and signed by the party asserted to have granted such waiver.

17.                               This Agreement shall be binding upon, and inure to the benefit of, LECG and its successors and assigns.  LECG shall have the right to assign this Agreement in connection with a merger, or a sale or transfer of all, or substantially all, of the business and assets of LECG, and Employee agrees to be obligated by this Agreement to any successor, assign, or surviving entity.

18.                               Employee has had the full opportunity to consult with counsel concerning his/her election to sign this Agreement.

19.                               The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any presumption or rule requiring construction against the draftsperson.

20.                               Employee understands that this Agreement does not create an obligation upon LECG or any other person to continue his or her employment.  Employee acknowledges that, unless otherwise agreed in a formal written employment agreement signed on behalf of LECG by an authorized officer, Employee’s employment with LECG is at will and therefore may be terminated by LECG or the Employee at any time and for any reason.

21.                               For a period of twelve (12) months after the termination of Employee’s employment, for any reason, Employee agrees to provide a copy of this Agreement to any prospective employer, partner, or coventurer prior to entering into an employment, partnership, or other business relationship with such person or entity.

22.                               Employee represents that, except as Employee has fully disclosed previously in writing to LECG, the Employee is not bound by the terms of any agreement with any previous employer or other party:  to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of Employee’s employment with LECG; to refrain from competing, directly or indirectly, with the business of such previous employer or any other party; or which restricts, in any way, Employee’s ability to fully perform the duties for which Employee is being hired by LECG.  Employee further represents that Employee’s performance of all the terms of this Agreement as an employee of LECG does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or in trust prior to his or her employment with LECG.  Employee will not disclose to LECG nor induce LECG to use any confidential or proprietary information or material belonging to any previous employer or others.

23.                               Nothing in this Agreement shall be deemed to amend, alter, modify or limit any other obligations Employee may have to LECG concerning the subject matter of this Agreement.

24.                               This Agreement contains the entire understanding between LECG and Employee with respect to the subject matter hereof.

WITH THE INTENT TO BE LEGALLY BOUND:

DATE: May 21, 2010

/s/ Warren D. Barratt
Warren D. Barratt

For LECG, LLC:

/s/ Tina Bussone
Tina Bussone